Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-236294) and Forms S-8 (Nos. 333-122789, 333-128048, 333-158734, 333-158736, 333-166358, 333-180932, 333-193836, and 333-224420) of Celanese Corporation of our report dated June 20, 2022 relating to the financial statements of the Mobility & Materials Businesses of DuPont de Nemours, Inc., which appears in the Current Report on Form 8-K dated June 27, 2022.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
November 21, 2022